Exhibit 25.1

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM T-1

STATEMENT OF ELIGIBILITY

UNDER THE TRUST INDENTURE ACT OF 1939 OF A

CORPORATION DESIGNATED TO ACT AS TRUSTEE

CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY

OF A TRUSTEE PURSUANT TO SECTION 305(b)(2)    ☐

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.

(Exact name of trustee as specified in its charter)

N/A	95-3571558
(Jurisdiction of incorporation if not a U.S. national bank)	(I.R.S. employer identification no.)

400 South Hope Street, Suite 400 Los Angeles, California	90071
(Address of principal executive offices)	(Zip code)

Legal Department

The Bank of New York Mellon Trust Company, N.A.

One Wall Street, 15th Floor

New York, NY 10286

(212) 635-1270

(Name, address and telephone number of agent for service)

CRESTWOOD MIDSTREAM PARTNERS LP

CRESTWOOD MIDSTREAM FINANCE CORPORATION

(Exact name of obligor as specified in its charter)

(See table of additional obligors on following page)

Delaware	56-2639586
Delaware	27-5413516
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

700 Louisiana Street, Suite 2060 Houston, Texas	77002
(Address of principal executive offices)	(Zip code)

7.75% Senior Notes due 2019

(Title of the indenture securities)

Table of Additional Obligors

Additional Obligors (as Guarantors of 7.75% Senior Notes due 2019)

Exact Name of Obligor as Specified in its Charter (or Other Organizational Document)	State or Other Jurisdiction of Incorporation or Organization	I.R.S. Employer Identification Number	Address, Including Zip Code, and Telephone Number, Including Area Code, of Principal Executive Offices
Crestwood Marcellus Pipeline LLC	Delaware	45-4622133	700 Louisiana Street, Suite 2060 Houston, TX 77002 (832) 519-2200
Crestwood Gas Services Operating LLC	Delaware	39-2051803	700 Louisiana Street, Suite 2060 Houston, TX 77002 (832) 519-2200
Crestwood Gas Services Operating GP LLC	Delaware	39-2051802	700 Louisiana Street, Suite 2060 Houston, TX 77002 (832) 519-2200
Crestwood Ohio Midstream Pipeline LLC	Delaware	46-2279892	700 Louisiana Street, Suite 2060 Houston, TX 77002 (832) 519-2200
Cowtown Gas Processing Partners L.P.	Texas	86-1165664	700 Louisiana Street, Suite 2060 Houston, TX 77002 (832) 519-2200
Cowtown Pipeline Partners L.P.	Texas	86-1165661	700 Louisiana Street, Suite 2060 Houston, TX 77002 (832) 519-2200
Crestwood New Mexico Pipeline LLC	Texas	27-5328296	700 Louisiana Street, Suite 2060 Houston, TX 77002 (832) 519-2200
Crestwood Pipeline LLC	Texas	27-5413970	700 Louisiana Street, Suite 2060 Houston, TX 77002 (832) 519-2200
Crestwood Panhandle Pipeline LLC	Texas	27-5413782	700 Louisiana Street, Suite 2060 Houston, TX 77002 (832) 519-2200
Crestwood Arkansas Pipeline LLC	Texas	27-5413868	700 Louisiana Street, Suite 2060 Houston, TX 77002 (832) 519-2200
Crestwood Sabine Pipeline LLC	Texas	26-4566870	700 Louisiana Street, Suite 2060 Houston, TX 77002 (832) 519-2200
Sabine Treating, LLC	Texas	27-1183772	700 Louisiana Street, Suite 2060 Houston, TX 77002 (832) 519-2200
Crestwood Appalachia Pipeline LLC	Texas	45-4102847	700 Louisiana Street, Suite 2060 Houston, TX 77002 (832) 519-2200

Item 1.	General information.

Furnish the following information as to the trustee:

(a)	Name and address of each examining or supervising authority to which it is subject.

Name	Address
Comptroller of the Currency – United States Department of the Treasury	Washington, D.C. 20219

Federal Reserve Bank	San Francisco, California 94105

Federal Deposit Insurance Corporation	Washington, D.C. 20429

(b)	Whether it is authorized to exercise corporate trust powers.

Yes.

Item 2.	Affiliations with Obligor.

If the obligor is an affiliate of the trustee, describe each such affiliation.

None.

Item 16.	List of Exhibits.

Exhibits identified in parentheses below, on file with the Commission, are incorporated herein by reference as an exhibit hereto, pursuant to Rule 7a-29 under the Trust Indenture Act of 1939 (the “Act”) and 17 C.F.R. 229.10(d).

1.	A copy of the articles of association of The Bank of New York Mellon Trust Company, N.A. (Exhibit 1 to Form T-1 filed on September 8, 2008 in connection with Registration Statement No. 333-135006)

2.	A copy of certificate of authority of the trustee to commence business. (Exhibit 2 to Form T-1 filed January 11, 2005 in connection with Registration Statement No. 333-121948).

3.	A copy of the authorization of the trustee to exercise corporate trust powers. (Exhibit 3 to Form T-1 filed on September 8, 2008 in connection with Registration Statement No. 333-135006).

4.	A copy of the existing by-laws of the trustee. (Exhibit 4 to Form T-1 filed on September 8, 2008 in connection with Registration Statement No. 333-135006).

6.	The consent of the trustee required by Section 321(b) of the Act. (Exhibit 6 to Form T-1 filed on September 8, 2008 in connection with Registration Statement No. 333-135006).

7.	A copy of the latest report of condition of the Trustee published pursuant to law or to the requirements of its supervising or examining authority.

8.	Not applicable.

9.	Not applicable.

SIGNATURE

Pursuant to the requirements of the Act, the trustee, The Bank of New York Mellon Trust Company, N.A., a banking association organized and existing under the laws of the United States of America, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Houston, and State of Texas, on the 30th day of April, 2013.

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.

By:	/s/ Julie Hoffman-Ramos
Name:	Julie Hoffman-Ramos
Title:	Vice President

EXHIBIT 7

Consolidated Report of Condition of

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.

of 400 South Hope Street, Suite 400, Los Angeles, CA 90071

At the close of business December 31, 2012, published in accordance with Federal regulatory authority instructions.

Dollar Amounts in Thousands
ASSETS
Cash and balances due from depository institutions:
Noninterest-bearing balances and currency and coin	1,455
Interest-bearing balances	1,301
Securities:
Held-to-maturity securities	0
Available-for-sale securities	660,687
Federal funds sold and securities purchased under agreements to resell:
Federal funds sold	73,000
Securities purchased under agreements to resell	0
Loans and lease financing receivables:
Loans and leases held for sale	0
Loans and leases, net of unearned income	0
LESS: Allowance for loan and lease losses	0
Loans and leases, net of unearned income and allowance	0
Trading assets	0
Premises and fixed assets (including capitalized leases)	5,887
Other real estate owned	0
Investments in unconsolidated subsidiaries and associated companies	0
Direct and indirect investments in real estate ventures	0
Not applicable
Intangible assets:
Goodwill	856,313
Other Intangible Assets	159,149
Other assets	150,314

Total assets	$1,908,106

LIABILITIES
Deposits:
In domestic offices	498
Noninterest-bearing	498
Interest-bearing	0
Not applicable
Federal funds purchased and securities sold under agreements to repurchase:
Federal funds purchased	0
Securities sold under agreements to repurchase	0
Trading liabilities	0
Other borrowed money:
(includes mortgage indebtedness and obligations under capitalized leases)	0
Not applicable
Not applicable
Subordinated notes and debentures	0
Other liabilities	236,096
Total liabilities	236,594
Minority interest in consolidated subsidiaries	0

EQUITY CAPITAL
Perpetual preferred stock and related surplus	0
Common stock	1,000
Surplus (exclude all surplus related to preferred stock)	1,121,520
Retained earnings	544,518
Accumulated other comprehensive income	4,474
Other equity capital components	0
Total equity capital	1,671,512

Total liabilities and equity capital (sum of items 21 and 28)	1,908,106

I, Karen Bayz, Vice President of the above-named bank do hereby declare that the Reports of Condition and Income (including the supporting schedules) for this report date have been prepared in conformance with the instructions issued by the appropriate Federal regulatory authority and are true to the best of my knowledge and belief.

Karen Bayz	)	Vice President

We, the undersigned directors (trustees), attest to the correctness of the Report of Condition (including the supporting schedules) for this report date and declare that it has been examined by us and to the best of our knowledge and belief has been prepared in conformance with the instructions issued by the appropriate Federal regulatory authority and is true and correct.

Troy L. Kilpatrick, President	)
Frank P. Sulzberger, MD	)	Directors (Trustees)
William D. Lindelof, VP	)